EXHIBIT 10.64

COOPERATION AGREEMENT

This COOPERATION AGREEMENT is made and entered into this 20th day of December 2011, (hereinafter referred to as "Agreement") by and between Delta Mutual lnc of 14362 North Frank Lloyd W right Blvd #2105, Scottsdale AZ 85260 (hereinafter referred to as "Delta"), as one PARTY; and PRINCIPLE  PETROLEUM LIMITED with registered office at Akara Building, 24 De Castro Street Wickhams Cay I, Road Town, Tortola, British Virgin Islands, and contact address in Hipolito Irigoyen 434, 4to. Piso "E", C 1086AAR, Buenos Aires, Argentina (hereinafter referred to as "PPL") as the other PARTY, with both parties jointly hereinafter referred to as the "PARTIES" and individually and independently referred to as the "PARTY".

RECITALS:

WHEREAS: Delta wholly owns SOUTH AMERICAN HEDGE FUND, LLC., located at 271 1 Centerville Road, Suite 400, Wilmington, New Castle, Delaware, 19808, USA ("SAHF"), which is a limited liability company formed under the laws of the State of Delaware, USA and through its branch in the Republic of Argentina, holds certain rights to explore and exploit solid, liquid and gaseous hydrocarbon deposits i n certain areas in the Republic of Argentina.

WHEREAS: PPL is a company formed under the laws of British Virgin Islands.

WHEREAS: SAHF holds, and/or is bidding to obtain, the exclusive rights ("Rights") to explore and exploit solid, liquid and gaseous hydrocarbon deposits in certain hydrocarbons areas in the provinces of Salta, Jujuy and Formosa, all of which are in Argentina, as per the technical and legal documents provided by SAHF to PPL.

WHEREAS: SAHF and PPL desire to enter into this Agreement to set out the rights and obligations of each PARTY in the ownership, cooperation and development of certain areas ("Designated Areas") in which SAHF has (and/or is bidding to obtain) the Rights (as set out i n Annex I) .

AGREEMENT

NOW, THEREFORE:  i n consideration  of the foregoing recitals, promises, and mutua l covenants hereinafter expressed, the PARTIES do hereby agree as follows:

1)
Cooperation. The PARTIES shall jointly develop the Rights in the Designated Areas through one or more than one cooperation entity ("Cooperation Entity" or UTE (Union Transitoria de Empresas)) jointly owned by the PARTIES in the proportion set out in Annex I.

2)	Transfer and Assignment of Interest.

a)
After the signing of this Agreement, SAHF shall assign and transfer all the Rights in the Designated Areas to the Cooperation Entity, the ownership of which is as per instruction and documents provided by PPL.

b)	After the payment of the Installment 4 as referred to in Paragraph 3(d) below:

(i)
SAHF shall assign and transfer 9% interest in the Rights in the area of Tartagal ("Tartagal Area ") in the province of Salta to PPL and cause PPL to be registered as the owner of such 9% interest and shall deliver to PPL all document s evidencing the completion of such transfer and registration ; and

(ii)	SAHF shall assign and transfer 9% interest in the Rights in the area of Mori llo ("Morillo Area ") in the province of Salta to PPL and cause PPL to be registered as the owner of such 9% interest and shall deliver to PPL all documents evidencing the completion of such transfer and registration.

3)
Specific Terms. According to the installment schedule set out in Paragraphs 3(a) to 3(d) below, PPL shall deliver to SAHF, according to the wiring instruction s as indicated in "ANNEX II," an amount of TEN MILLION UNITED STATES DOLLARS (USD 10,000,000) for entering into the joint ventures as set out in this Agreement.

a)	Installment 1	USD 0.5 million to be paid within 10 days after execution of this Agreement
b)	Installment 2	USD 1 million to be paid on or before 31 January 2012
c)	Installment 3	USD 0.5 million to be paid on or before 28 February 2012
d)	Installment 4	USD 8 million to be paid on or before 30 April 2012 after SAHF has provided all evidence showing the completion of the transfer of all the Rights to one or more than one Cooperation

Entity jointly  owned by the PARTIES in the proportion set out in Annex I in accordance with Paragraph 1.

The PARTIES acknowledge that the estimated fund required for future development of the Designated  Areas  is TEN  MILLION  UNITED  STATES DOLLARS  (USD  10,000,000).

The PARTIES agree that such fund will be provided by PPL i n a manner and at such time to be agreed by the PARTIES.

4)
Joint Operations.Operations in all Designated Areas will be governed by an "Operating Agreement" to be executed by the PARTIES when the Rights are transferred to the Cooperation Entity. The "Operating Agreement" will contain provisions establishing an Operating Committee.Both PARTIES will have representatives on the Operating Committee with  SAHF designated as the Operator.

SAHF Warranties.

a)
SAHF hereby warrants and represents that SAHF is the sole owner of, and has good and marketable title, to the Rights in each Designated Area, the Tartagal Area and the Morillo Area and the Rights are free and clear of all liens, claims, liabilities or encumbrances of any type whatsoever.

b)
SAHF hereby warrants and represents that it will deliver to PPL any and all records, documents, copies of governmental filings and any other items, assets or information relating to the Designated Areas, the Tartagal Area and the Morillo Area after the signing of this Agreement.

c)
SAHF hereby warrants and represents that as of the date hereof, there are no actions, suits, claims or proceedings pending, or to the knowledge of SAHF, threatened, in any court, administrative agency, arbitrator, or governmental body against SAHF or its empl oyees or, any of the Rights which may have an adverse effect on the Rights mentioned in thi s Agreement.

PPL Warranties.

d)
PPL hereby warrants and represents that as of the date hereof, there are no actions, suits, claims or proceedings pending, or to the knowledge of PPL, threatened, i n any court, administrative agency, arbitrator, or governmental body against PPL or its employees or, any of the Rights which may have an adverse effect on the Rights mentioned in th is Agreement.

e)	PPL hereby warrants and represents that it has sufficient business and financial experience to reasonably protect its own interest under this Agreement.

5)
No Circumvention  and Confidentiality. A ll the information that one PARTY gives to the other PARTY pursuant to this Agreement shall be considered confidential information ("Confidential Information "), unless there is explicit written authorization to the contrary. For this purpose:

a)
The PARTY that receives the Confidential Information (herein after referred to as the "RECEIVING PARTY") must maintain the Confidential Information in  strict confidence and shall not disclose, publish, exhibit, transfer or make it known in any other way and for any reason , completely or partially, to persons not  authorized to access such Confidential Information, including  media,  clients,  financers  and  other individuals or entities, without previous written consent from the PARTY that provided the such  Confidential  Information (hereinafter referred to as the "REVEA LING PARTY"), until the PARTIES decide by mutual agreement on when will the public diffusion of such Confidential Information is convenient.

b)
Each PARTY agrees to exercise in the management and filing of the Confidential Information received by the other PARTY, controls, protects and guards at least as strict as it employs on the management and archiving of its own private data and information.

8)
Survival of Warranties. All representations, warranties, covenants and agreements contained i n this Agreement and i n any document, certificate, or other instrument delivered pursuant hereto or in connection with the transaction contemplated hereby are true now and will survive throughout the term of this Agreement.

9)
PPL's Indemnification. SAHF hereby covenants and agrees to indemnify and hold PPL harmless from and against and in respect of any and all claim s, losses, expenses, damages, deficiencies, costs, obligations and liabilities including, without limitation, interests, taxes, penalties, assessments, reasonable attorney's fees, together with accountants and other professional fees and other costs and expenses  incident to any suit, action  or proceeding incurred or sustained by PPL, which arise or result from or constitute or related to:

a)
Any claim or demand for fees, commissions or other compensation or payments by any employee, company or similar person claiming to have been prior to the execution of this Agreement or the transaction contemplated hereby; or

b)	Any breach by SAHF of any representation , warranty or covenant contained i n this Agreement or document, statement, list of certificate furnished pursuant hereto or delivered herewith; or

c)
Any claim asserted by a third PARTY arising out  of  or  relating  to  the  acts  or commission of SAHF on or after the Closing related to the Designated Areas, the Tartagal Area and the Morillo Area included in this Agreement.

10)
SAHF's Indemnification. PPL hereby covenants and agrees to indemnify and hold SAHF harmless from and against and i n respect of any and all claims, losses, expenses, damages, deficiencies, costs, obligations and liabilities including, without limitation, interests, taxes, penalti es, assessments, reasonable attorney's fees, together with accountants and other professional fees and other costs and expenses incident to any suit, action or proceeding incurred or sustained by SAHF, which arise or result from or constitute or related to:

a)	Any claim or demand for fees, commissions or other compensation or payments by any employee, company or similar person claiming to have been prior to the execution of this Agreement; or

b)	Any breach by PPL of any representation, warranty or covenant contained in th is Agreement or document, statement, list of certificate furnished pursuant hereto or delivered herewith.

11)
 Term. This Agreement is valid for an initial term of four (4) years from the execution of the Agreement by the PARTIES. There will be an automatic renewal of subsequent add itional terms of four (4) years UNLESS the PARTIES agree otherwise.

12)	Nominee of PPL. PPL is entitled to nominate a nominee to take up its rights and obligations under this Agreement.

13)	Miscellaneous.

a)
Binding Agreement. The PARTIES covenant and agree that this Agreement, i ncluding the recitals, when executed and delivered by the PARTIES, will constitute a legal, valid and bind ing agreement between the PARTJ ES and will be enforceable in accordance with the terms set out herein.

b)	Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the PARTIES, their legal representatives, successors and assigns.
c)
Arbitration. In the  event any controversy or dispute arises out of or relating  to this Agreement  or the breach hereof, each PARTY shall name an arbitrator with in twenty (20) days after either PARTY notifies the other in writing that there is such dispute or controversy existing, and the two (2) arbitrators shall name a third (3rd) arbitrator. If either PARTY fails to select an arbitrator within twenty (20) days as required herein, or if two (2) arbitrators fail to select a third (3rd) arbitrator within fifteen (15) days after both have been appointed, then the Presiding Judge of the Maricopa County Superior Court shall appoint such other arbitrator or arbitrators. In the event that a Spanish language version of this Agreement is created and there is inconsistency between the Spanish language version and the English language version, the English language version will prevail.  The arbitrators shall render a binding decision within sixty (60) days after their appointment and shall conduct all proceedings pursuant to Arizona Revised Statutes, Section 12-1501 through Section 12-1517, or the successor  Statutes and the Rules of the American Arbitration  Association  governing  commercial transaction s then existing, to the extent that such rules are not inconsistent with said statutes and this Agreement. Said decision shall be binding upon the PARTIES without rights of appeal. Judgment upon the award rendered under arbitration may be entered in any court having jurisdiction. The cost of the arbitration procedure shall be borne by the losing PARTY or, if the decision is not clearly in favor of one PARTY or the other, then the costs shall be borne as determined by such arbitration proceeding.

d)
Integration. This Agreement contains the entire understanding of the PARTIES in respect of the cooperation transaction contemplated under this Agreement. All prior and contemporaneous negotiations, agreements, restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein shall be deemed merged into this Agreement. This Agreement supersedes all prior agreements and understandings between the PARTI ES with respect to the subject matter of this Agreement.

e)	Modification. This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the PARTIES.

f)	Notices. All notices, requests, demand s and other communications shall be deemed to have been duly given if mailed, certified or registered mail, postage prepaid:

If to SAHF and/or Delta

Dr Daniel Peralta SAHF, LLC.
14362 N. Frank Lloyd Wright Blvd. #2 105 Scottsdale, AZ 85260 USA

If to PPL

Sr. Alberto Mac Mullen
Hipolito Irigoyen 434, 4to. Pisa "E"
C 1086AAR- Ciudad Aut6noma de Buenos Aires Argentina

g)
Notification of Claims. Each PARTY will promptly notify the other of any third party claims against either PARTY relating to the transaction of which it receives knowledge or notice so as to permit such PARTY an opportunity to prepare a timely defense to such claim or to attempt settlement.

h)
Attorney's fees. lf any action shall be brought to recover any amount under this Agreement or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the prevailing PARTY shall be entitled to recovery from the other PARTY, as part of prevailing PARTY's costs, reasonable attorney's fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

i)	Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Arizona and shall be binding upon and inure to the benefit of the PARTIES and their heirs, legal representatives , successors and assigns.

j)	Venue. The proper venue for any proceeding at law or in equity or under the provision s for arbitration shall be Maricopa County, Arizona.

k)
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l)	Severability. If any portion of this Agreement shall be finally determined by any court of law or government body of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the PARTIES will cooperate to remedy or avoid the invalidity, but in any event, will not upset the general balance of relationship created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it wou ld be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

m)	Other documents. The PARTIES shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

n)	Headings. The paragraph headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement.

o)	Time is of the Essence. Time is of the essence of this Agreement.

p)
No waiver and remedies. No failure or delay on a PARTY's part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a PARTY of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive but it shall , whenever possible, be cumulative with all other remedies in law of equity.

IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives, having represented that they have the authority to do so, have executed this Agreement on the day, month and year first above written.

Delta Mutual Inc

/s/ Dr Daniel Peralta
Date: 12/20/2011

PPL,

ADAM CARTER-MACKINTOSH, Director
Date: 20th December 2011

Annex I

"List of Interests"

1.
The PARTIES agree that 51% will be held by SAHF and 49% will be held by PPL, with independence from the participation of third parties, of the interest held by SAHF in the area of Valle de Lerma in the Province of Salta.

2.
The PARTIES will hold in equal parts, that is to say 50% for each PARTY , with independence from the participation of third parties, of the interest held by SAHF in the area of Selva Maria in the Provi nce of Formosa.

3.
The PARTIES will hold in equal parts, that is to say 50% for each PARTY, with independence from the participation of third parties, of the interest held by SAHF in the area of San Salvador in the Province of Jujuy.

4.
The PARTIES will hold i n equal pat1s, that is to say 50% for each PARTY, with independence from the participation of third parties, of the interest held by SAHF in the area of Libertador in the Province of Jujuy.

5.
The PARTIES will hold in equal parts, that is to say 50% for each PARTY, with independence from the participation of third parties, of the interest which may be acquired by SAHF in the area of La Brea and El Oculto in the Province of Jujuy.

6.
The PARTIES will hold i n equal parts, that is to say 50% for each PARTY, with independence from the participation of third parties, which may be acquired by SAHF in the Area of La Punta in the Province of Formosa.

7.
The PARTIES agree that 50% will be held by PPL and 50% will  be held by SAHF, with independence from the participation of third parties, which may be acquired by SAHF in the Area of Rivadavia in the Province of Salta.